                                                                   EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated January 26, 1998, included in CSG Systems International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP


Omaha, Nebraska,
  March 24, 1998